SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 30, 2004
                        (Date of earliest event reported)



                         Commission file number: 014754


                        ELECTRIC AND GAS TECHNOLOGY, INC.
        (Exact name of small business issuer as specified in its charter)


             TEXAS                                               75-2059193
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                     3233 W. Kingsley, Garland, Texas 75041
                    (Address of principal executive offices)

                   (972) 840-3223 (Issuer's telephone number)

                                 NOT APPLICABLE
         (Former name, former address and former fiscal year, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 30, 2004, Electric & Gas Technology, Inc. (the "Registrant" or the "Company") entered into a "closing in escrow" to sell the assets, goodwill and trade-name of Hydel Enterprise, Inc. ("Hydel") a wholly owned Canadian subsidiary to Circa Metals Inc., a wholly owned subsidiary of Circa Enterprises Inc. which is headquartered in Calgary, Alberta, Canada for cash. On August 6, 2004, the transaction was consummated. The purchase price was approximately US$3,900,000, with a 60 day adjustment period. Hydel was included as a discontinued operation in the Form 10Q filed for the period ended April 30, 2004. Neither Circa nor any of its officers or directors are affiliated with the Company.



ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits.

Exhibit Number         Description

99.1                   Press Release, dated August 11, 2004.


                                             Electric & Gas Technology, Inc.
                                             (Registrant)

Date:  July 27, 2004                      By: /s/ George M. Johnston
                                             -----------------------
                                             George M. Johnston
                                             Vice President &
                                             Chief Financial Officer